                        AMENDED AND RESTATED BYLAWS

                                    OF

                   POLICY MANAGEMENT SYSTEMS CORPORATION

                               JULY 19, 1994

                   POLICY MANAGEMENT SYSTEMS CORPORATION

                             TABLE OF CONTENTS



ARTICLE 1
     OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          Section 1:  Registered Office and Agent. . . . . . . . . . . .  1
          Section 2:  Other Offices. . . . . . . . . . . . . . . . . . .  1

ARTICLE 2
     SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          Section 1:  Place of Meetings. . . . . . . . . . . . . . . . .  1
          Section 2:  Annual Meetings. . . . . . . . . . . . . . . . . .  1
          Section 3:  Special Meetings . . . . . . . . . . . . . . . . .  1
          Section 4:  Notice . . . . . . . . . . . . . . . . . . . . . .  2
          Section 5:  Quorum . . . . . . . . . . . . . . . . . . . . . .  2
          Section 6:  Majority Vote; Withdrawal of Quorum. . . . . . . .  3
          Section 7:  Method of Voting . . . . . . . . . . . . . . . . .  3
          Section 8:  Record Date. . . . . . . . . . . . . . . . . . . .  3
          Section 9:  Shareholder Proposals. . . . . . . . . . . . . . .  3

ARTICLE 3
     DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Section 1:  Management . . . . . . . . . . . . . . . . . . . .  4
          Section 2:  Number, Classification and Election of
               Directors . . . . . . . . . . . . . . . . . . . . . . . .  4
          Section 3:  Election of Directors. . . . . . . . . . . . . . .  4
          Section 4:  Nomination of Directors. . . . . . . . . . . . . .  5
          Section 5:  Removal of Directors . . . . . . . . . . . . . . .  5
          Section 6:  Vacancies. . . . . . . . . . . . . . . . . . . . .  6
          Section 7:  Place of Meetings. . . . . . . . . . . . . . . . .  6
          Section 8:  Regular Meetings . . . . . . . . . . . . . . . . .  6
          Section 9:  Special Meetings . . . . . . . . . . . . . . . . .  6
          Section 10:  Telephone and Similar Meetings. . . . . . . . . .  6
          Section 11:  Quorum; Majority Vote . . . . . . . . . . . . . .  6
          Section 12:  Compensation. . . . . . . . . . . . . . . . . . .  6
          Section 13:  Procedure . . . . . . . . . . . . . . . . . . . .  7
          Section 14:  Action Without Meeting. . . . . . . . . . . . . .  7

ARTICLE 4
     BOARD COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . .  7
          Section 1:  Designation. . . . . . . . . . . . . . . . . . . .  7

          Section 2:  Executive Committee. . . . . . . . . . . . . . . .  7
          Section 3:  Audit Committee. . . . . . . . . . . . . . . . . .  7
          Section 4:  Nominating Committee . . . . . . . . . . . . . . .  8
          Section 5:  Compensation Committee . . . . . . . . . . . . . .  8
          Section 6:  Other Committees . . . . . . . . . . . . . . . . .  8
          Section 7:  Meetings . . . . . . . . . . . . . . . . . . . . .  8
          Section 8:  Quorum; Majority Vote. . . . . . . . . . . . . . .  8
          Section 9:  Procedure. . . . . . . . . . . . . . . . . . . . .  9
          Section 10:  Action Without Meeting. . . . . . . . . . . . . .  9
          Section 11:  Telephone and Similar Meetings. . . . . . . . . .  9

ARTICLE 5
     OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          Section 1:  Offices. . . . . . . . . . . . . . . . . . . . . .  9
          Section 2:  Term . . . . . . . . . . . . . . . . . . . . . . .  9
          Section 3:  Vacancies. . . . . . . . . . . . . . . . . . . . . 10
          Section 4:  Compensation . . . . . . . . . . . . . . . . . . . 10
          Section 5:  Removal. . . . . . . . . . . . . . . . . . . . . . 10
          Section 6:  Chairman of the Board. . . . . . . . . . . . . . . 10
          Section 7:  Vice Chairman of the Board . . . . . . . . . . . . 10
          Section 8:  Chief Executive Officer. . . . . . . . . . . . . . 10
          Section 9:  President. . . . . . . . . . . . . . . . . . . . . 10
          Section 10:  Vice Presidents . . . . . . . . . . . . . . . . . 10
          Section 11:  Secretary . . . . . . . . . . . . . . . . . . . . 11
          Section 12:  Assistant Secretary . . . . . . . . . . . . . . . 11
          Section 13:  Treasurer . . . . . . . . . . . . . . . . . . . . 11
          Section 14:  Assistant Treasurers. . . . . . . . . . . . . . . 12
          Section 15:  General Counsel . . . . . . . . . . . . . . . . . 12

ARTICLE 6
     CERTIFICATES AND SHAREHOLDERS . . . . . . . . . . . . . . . . . . . 12
          Section 1:  Certificates . . . . . . . . . . . . . . . . . . . 12
          Section 2:  Issuance of Shares . . . . . . . . . . . . . . . . 12
          Section 3:  Rights of Corporation with Respect to
               Registered Owners . . . . . . . . . . . . . . . . . . . . 13
          Section 4:  Transfers of Shares. . . . . . . . . . . . . . . . 13
          Section 5:  Registration of Transfer . . . . . . . . . . . . . 13
          Section 6:  Lost, Stolen or Destroyed
               Certificates. . . . . . . . . . . . . . . . . . . . . . . 13
          Section 7:  Restrictions on Shares . . . . . . . . . . . . . . 13
          Section 8:  Control Share Acquisitions Statute . . . . . . . . 14
          Section 9:  Voting of Stock Held . . . . . . . . . . . . . . . 14

ARTICLE 7
     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 14

          Section 1:  Distributions. . . . . . . . . . . . . . . . . . . 14
          Section 2:  Books and Records. . . . . . . . . . . . . . . . . 14
          Section 3:  Execution of Documents . . . . . . . . . . . . . . 14
          Section 4:  Fiscal Year. . . . . . . . . . . . . . . . . . . . 15
          Section 5:  Seal . . . . . . . . . . . . . . . . . . . . . . . 15
          Section 6:  Resignation. . . . . . . . . . . . . . . . . . . . 15
          Section 7:  Computation of Days. . . . . . . . . . . . . . . . 15
          Section 8:  Amendment of Bylaws. . . . . . . . . . . . . . . . 15
          Section 9:  Construction . . . . . . . . . . . . . . . . . . . 15
          Section 10:  Headings. . . . . . . . . . . . . . . . . . . . . 16

                        AMENDED AND RESTATED BYLAWS
                                    OF
                   POLICY MANAGEMENT SYSTEMS CORPORATION
                               JULY 19, 1994



                            ARTICLE 1:  OFFICES

          Section 1: Registered Office and Agent. The registered office of the Corporation and the registered agent shall be at One PMS Center, Blythewood, South Carolina 29016.

          Section 2: Other Offices. The Corporation may also have offices at such other places within and without the State of South Carolina as the Board of Directors may from time to time determine or the business of the Corporation may require.


                         ARTICLE 2:  SHAREHOLDERS

          Section 1: Place of Meetings. Meetings of shareholders shall be held at the time and place, within or without the State of South Carolina, stated in the notice of the meeting or in a waiver of notice.

          Section 2: Annual Meetings. An annual meeting of the shareholders shall be held each year on a date and at a time to be set by the Board of Directors in accordance with all applicable notice requirements. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

          Section 3:  Special Meetings.

          (a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise required by the South Carolina Business Corporation Act of 1988, as amended or any successor provisions thereof (the "Act"), the Articles of Incorporation of the Corporation (the "Articles"), or these Bylaws, may be called by the chief executive officer, the president, the chairman of the Board of Directors or a majority of the Board of Directors.

          (b) In addition to a special meeting called in accordance with subsection 3(a) of this Article 2, the Corporation shall, if and to the extent that it is required by applicable law, hold a special meeting of shareholders if the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting sign, date and deliver to the secretary of the Corporation one or more written demands for the meeting. Such written demands shall be delivered to the secretary by certified mail, return receipt requested. Such written demands sent to the secretary of the Corporation shall set forth as to each matter the shareholder or shareholders propose to be presented at the special meeting (i) a description of the purpose or purposes for which the meeting is to be held (including the specific proposal(s) to be presented); (ii) the name and record address of the shareholder or shareholders proposing such business;
               (iii) the class and number of shares of the Corporation that are owned of record by the shareholder or shareholders as of a date within ten days of the delivery of the demand; (iv) the class and number of shares of the Corporation that are held beneficially, but not held of record, by the shareholder or shareholders as of a date within ten days of the delivery of the demand; and (v) any interest of the shareholder or shareholders in such business. Any such special shareholders' meeting shall be held at a location designated by the Board of Directors. The Board of Directors may set such rules for any such meeting as it may deem appropriate, including when the meeting will be held (subject to any requirements of the Act), the agenda for the meeting (which may include any proposals made by the Board of Directors), who may attend the meeting in addition to shareholders of record and other such matters.

          (c) Business transacted at any special meeting shall be confined to the specific purpose or purposes stated in the notice of the meeting.

          Section 4:  Notice.

          (a) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the specific purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed effective when deposited with postage prepaid in the United States mail, addressed to the shareholder at the address appearing on the stock transfer books of the Corporation. Except as may be expressly provided by law, no failure or irregularity of notice of any regular meeting shall invalidate the same or any proceeding thereat.

          (b) The notice of each special shareholders meeting shall include a description of the specific purpose or purposes for which the meeting is called.
               Except as provided by law, the Articles or these Bylaws, the notice of an annual shareholders meeting need not include a description of the purpose or purposes for which the meeting is called.

          Section 5: Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles or these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting it is deemed present for quorum purposes.

          Section 6: Majority Vote; Withdrawal of Quorum. Except in regards to the election of directors, when a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one on which, by express provision of the statutes, the Articles or these Bylaws, a higher vote is required in which case the express provision shall govern. Directors shall be elected by a plurality vote of the shareholders. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

          Section 7: Method of Voting. Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Each outstanding share of other classes of stock, if any, shall have such voting rights as may be prescribed by the Board of Directors. Proxies delivered by facsimile to the Corporation, if otherwise in order, shall be valid. Votes shall be taken by voice, by hand or in writing, as directed by the chairman of the meeting. Voting for directors shall be in accordance with Article 3, Section 3 of these Bylaws.


          Section 8: Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, including any special meeting, or shareholders entitled to receive payment of dividends, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten nor more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. Except as otherwise provided by law, if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of dividends, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date.

          Section 9: Shareholder Proposals. To the extent required by applicable law, a shareholder may bring a proposal before an annual meeting of shareholders as set forth in this
Section 9. To be properly brought before an annual meeting of shareholders, business must be

(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, return receipt requested to the secretary of the Corporation not later than ninety days in advance of the annual meeting. A shareholder's notice to the secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a description of the business desired to be brought before the annual meeting (including the specific proposal(s) to be presented) and the reasons for conducting such business at the annual meeting; (b) the name and record address of the shareholder proposing such business;
(c) the class and number of shares of the Corporation that are owned of record by the shareholder as of the record date for the meeting, if such date has been made publicly available, or as of a date within ten days of the effective date of the notice by the shareholder if the record date has not been made publicly available; (d) the class and number of shares of the Corporation that are held beneficially, but not held of record, by the shareholder as of the record date for the meeting, if such date has been made publicly available, or as of a date within ten days of the effective date of the notice by the shareholder if the record date has not been made publicly available; and (e) any interest of the shareholder in such business. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 9, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted. The chairman of any annual meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section 9.


                           ARTICLE 3:  DIRECTORS

          Section 1: Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles or these Bylaws directed or required to be done or exercised by the shareholders.

          Section 2: Number, Classification and Election of Directors. The Board of Directors shall be limited to a maximum of sixteen directors, with the precise number thereof to be fixed as the Board shall from time to time resolve. The members of the Board of Directors need not be shareholders nor need they be residents of any particular state. Subject to the Act, the directors shall be classified in accordance with the Articles.

          Section 3: Election of Directors. Directors shall be elected by a plurality vote. Each shareholder entitled to vote at an election of directors shall be entitled to cumulate his votes in accordance with the Act.

          Section 4: Nomination of Directors. To the extent required by applicable law, shareholders may nominate directors as set forth in this Section 4. Nominations, other than those made by or on behalf of the Board of Directors of the Corporation, shall be made in writing and shall be delivered either by personal delivery or by United States mail, postage prepaid, return receipt requested, to the secretary of the Corporation no later than (a) with respect to an election to be held at an annual meeting of shareholders, ninety days in advance of such meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The chairman of any such meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section 4.

          Section 5:  Removal of Directors.

          (a) Directors may be removed without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors, such vote being taken at a meeting of the shareholders called for that purpose at which the holders of eighty percent (80%) of the shares entitled to vote are present in person or represented by proxy. No amendment, alteration, change or repeal of this subparagraph of Article 3,
               Section 5 may be effected unless it is first approved by the affirmative vote of holders of not less than eighty percent (80%) of each class of shares of the Corporation entitled to vote thereon.

          (b) Directors may be removed for cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors, such vote being taken at a meeting of the shareholders called for that purpose at which a quorum as provided in Article 2, Section 6 is present.

          (c) No director who has been elected by cumulative voting may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of Directors of which his is a part.

          Section 6: Vacancies. Any vacancy occurring in the Board of Directors, whether by increase in the number of directors or by death, resignation, removal or otherwise may be filled by an affirmative vote of a majority of the remaining directors then in office for a term ending at the next annual meeting of the shareholders of the Corporation.

          Section 7: Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of South Carolina.

          Section 8:  Regular Meetings.  Regular meetings of the
Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

          Section 9: Special Meetings. Special meetings of the Board of Directors may be called by the chairman, the chief executive officer, the president or any executive vice president, on not less than one hour's notice. Notice of a special meeting may be given by personal notice, telephone, facsimile, electronic communication, overnight courier or United States mail to each director. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting. The notice need not describe the purpose or purposes of the special meeting.


          Section 10: Telephone and Similar Meetings. Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the holding of the meeting or the transacting of any business at the meeting on the ground that the meeting is not lawfully called or convened, and does not thereafter vote for or assent to action taken at the meeting.

          Section 11: Quorum; Majority Vote. At meetings of the Board of Directors a majority of the number of directors then in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by law, the Articles or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

          Section 12: Compensation. Each director shall be entitled to receive such reasonable compensation as may be determined by resolution of the Board of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee, Audit Committee, other standing committees and special committees may, by resolution of the Board of Directors, be allowed compensation for attending committee meetings.

          Section 13: Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

          Section 14: Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting by unanimous written consent of all the directors. Such consent shall have the same force and effect as a meeting vote and may be described as such in any document.


                       ARTICLE 4:  BOARD COMMITTEES

          Section 1: Designation. The Board of Directors may, by resolution adopted by a majority of the full Board, designate an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee and other committees. Each committee must have two or more members who serve at the pleasure of the Board of Directors. To the extent specified by the Board of Directors, in the Articles or in these Bylaws, each committee may exercise the authority of the Board of Directors. So long as prohibited by law, however, a committee of the Board may not (a) authorize distributions; (b) approve or propose to shareholders action required by the Act to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees;
(d) amend the Articles; (e) adopt, amend or repeal these Bylaws;
(f) approve a plan of merger not requiring shareholder approval;
(g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

          Section 2: Executive Committee. The Executive Committee shall consist of two or more directors elected by the Board, one of whom shall be the chief executive officer of the Corporation. When the Board of Directors is not in session, the Executive Committee, to the extent permitted by applicable law, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation.

          Section 3: Audit Committee. The Audit Committee shall consist of three or more directors elected by the Board, none of whom shall be employed by the Corporation in any capacity other than as directors, the chairman of which shall be appointed by the chief executive officer. The Audit Committee shall select and nominate for consideration of the Board of Directors independent auditors of the Corporation, shall be responsible for the arrangements for the scope of the independent examination of the financial records of the Corporation by such auditors, shall give appropriate consideration to the controls of such audit and shall perform such other duties and assume such additional responsibility as may from time to time be placed upon it by the Board of Directors.

          Section 4: Nominating Committee. The Nominating Committee shall consist of two or more directors elected by the Board. The Nominating Committee shall nominate for consideration of the Board of Directors candidates for director, president, secretary, treasurer, general counsel, and, if so directed by the Board, chief executive officer. The nominating committee shall, if so directed by the Board, nominate for consideration of the Board of Directors candidates for the other offices and non-officer positions the Board has the power to appoint. The Nominating Committee shall perform such other duties and assume such additional responsibility as may from time to time be placed upon it by the Board of Directors.

          Section 5: Compensation Committee. The Compensation Committee shall consist of two or more directors elected by the Board. The Compensation Committee shall be responsible for the overall administration of all matters pertaining to compensation of the officers and employees of the Corporation. The committee shall give appropriate consideration to any salary administration plan or bonus plan which may from time to time be proposed or adopted by the Corporation. The Compensation Committee shall perform such other duties and assume such additional responsibility as may be placed upon it by the Board of Directors.

          Section 6: Other Committees. The Board of Directors may appoint such other committees as it deems appropriate, each consisting of two or more directors. Any director may serve on any such other committee. Any committee appointed under this Section
6 shall perform such duties and assume such responsibility as may from time to time be placed upon it by the Board of Directors.

          Section 7: Meetings. Time, place and notice of Executive, Audit, Nominating, Compensation and other committee meetings shall be as called and specified by the chief executive officer, the committee chairman or any two members of each committee.

          Section 8: Quorum; Majority Vote. At meetings of the Executive, Audit, Nominating, Compensation and other committees, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive, Audit, Nominating, Compensation and other committees, except as otherwise specifically provided by the Act, the Articles or these Bylaws. If a quorum is not present at a meeting of the Executive, Audit, Nominating, Compensation or other committees, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

          Section 9: Procedure. The Executive, Audit, Nominating, Compensation and other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors at its next regular meeting. The minutes of the proceedings of the Executive, Audit, Nomination, Compensation and other committees shall be placed in the minute book of the Corporation.

          Section 10: Action Without Meeting. Any action required or permitted to be taken at a meeting of the Executive, Audit, Nominating, Compensation or other committees may be taken without a meeting by unanimous written consent of all the members of the respective committee. Such consent shall have the same force and effect as a meeting vote and may be described as such in any document.

          Section 11: Telephone and Similar Meetings. Executive, Audit, Nominating, Compensation and other committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the holding of the meeting or the transacting of any business at the meeting on the ground that the meeting is not lawfully called or convened, and does not thereafter vote for or assent to action taken at the meeting.


                           ARTICLE 5:  OFFICERS

          Section 1: Offices. The officers of the Corporation shall consist of a president (who in the absence of a separately appointed chief executive officer shall also hold the office of chief executive officer), a secretary, a treasurer, and a general counsel, and if elected, a chairman of the board and vice chairman of the board, and, if appointed, a chief executive officer separate from the president, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, one or more assistant secretaries, and one or more assistant treasurers. The Board of Directors may also create and establish other officer positions or non-officer positions as it deems appropriate. The Board of Directors shall have the authority to appoint, or may authorize the chief executive officer to appoint or authorize specified officers to appoint, the persons who shall hold such offices specified herein and such other offices and non-officer positions as may be established by the Board. The Board of Directors may also elect a chairman of the board and a vice chairman of the board from among its members. Any two or more offices may be held by the same person.

          Section 2: Term. Each officer shall serve at the pleasure of the Board of Directors (or, if appointed by an officer of the Corporation pursuant to this Article, at the pleasure of the Board of Directors, the chief executive officer, and/or such other officer who is authorized to appoint the officer) until his or her death, resignation, or removal, or until his or her replacement is elected or appointed in accordance with this Article.

          Section 3: Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. Any vacancy in an office that was filled by the chief executive officer or other authorized officer may also be filled by the chief executive officer or by such other officer who is authorized to fill such office.

          Section 4:  Compensation.  The compensation of all
officers of the Corporation shall be fixed by the Board of Directors or by a committee or officer appointed by the Board of Directors. Officers may serve without compensation.

          Section 5: Removal. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors. Any officer appointed by the chief executive officer or another officer may also be removed, with or without cause, by the chief executive officer or by any officer authorized to appoint the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

          Section 6: Chairman of the Board. The office of the chairman of the board may be filled by the Board at its pleasure by the election of one of its members to the office. The chairman shall preside at all meetings of the Board, and shall perform such other duties as may be assigned to him by the Board of Directors.

          Section 7: Vice Chairman of the Board. The office of vice chairman of the board may be filled by the Board at its pleasure by the election of one of its members to the office. In the absence of the chairman of the board or in the event that that office is vacant either temporarily or otherwise, during such period the vice chairman shall assume the duties of the office of the chairman of the board.

          Section 8: Chief Executive Officer. If the Board chooses to have a chief executive officer other than the president, the position of chief executive officer may be filled by the Board at its pleasure. The chief executive officer shall be responsible for the general and active management of the business and affairs of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall preside at all meetings of the shareholders. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

          Section 9: President. In the event no other person is designated the chief executive officer of the Corporation, or in the event that office is vacant either temporarily or otherwise, during such period the president shall serve as chief executive officer and have the duties of that office. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

          Section 10: Vice Presidents. The vice presidents (including the executive and senior vice presidents), as such officers are appointed, with the executive vice presidents being the most senior, and the senior vice presidents being next senior, in the order of their seniority (based initially on title and then on original time of appointment), unless otherwise determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers that may from time to time be prescribed by the Board of Directors or delegated by an authorized officer.

          Section 11:  Secretary.

          (a) The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes, actions and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required.

          (b) He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.

          (c) He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the Executive Committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

          (d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as may from time to time be prescribed by the Board of Directors or delegated by an authorized officer.

          Section 12: Assistant Secretary. The assistant secretaries, as such officers are appointed, in the order of their seniority (based on original time of appointment), unless otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or delegated by an authorized officer.

          Section 13:  Treasurer.

          (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in appropriate depositories.

          (b) He shall disburse the funds of the Corporation ordered by the Board of Directors, and prepare financial statements as they direct.

          (c) He shall perform such other duties and have such other authority and powers as may from time to time be prescribed by the Board of Directors or delegated by an authorized officer.

          (d) His books and accounts shall be opened at any time during business hours to the inspection of any directors of the Corporation.

          Section 14: Assistant Treasurers. The assistant treasurers, as such officers are appointed, in the order of their seniority (based on original time of appointment), unless otherwise determined by the Board of Directors, shall in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of treasurer. They shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or delegated by an authorized officer.

          Section 15: General Counsel. The general counsel of the Corporation shall be responsible for the administration of the legal affairs of the Corporation. He shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or delegated by an authorized officer.


                 ARTICLE 6:  CERTIFICATES AND SHAREHOLDERS

          Section 1: Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares of which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. At a minimum, each share certificate must state on its face: (a) the name of the Corporation and that it is organized under the laws of South Carolina; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. Each share certificate (a) must be signed (either manually or in facsimile) by at least two officers, including the president, a vice president or such other officer or officers as the Board of Directors shall designate; and
(b) may bear the corporate seal or its facsimile. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

          Section 2: Issuance of Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, written contracts for services to be performed or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable.

          Section 3: Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

          Section 4: Transfers of Shares. Transfers of shares shall be made upon the books of the Corporation kept by the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the provisions of these Bylaws shall have been complied with.

          Section 5: Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if: ((a) the certificate is properly endorsed by the registered owner or by his duly authorized attorney; (b) the signature of such person has been guaranteed by a commercial bank or brokerage firm that is a member of the National Association of Securities Dealers and reasonable assurance is given that such endorsements are effective; (c) the Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; (d) any applicable law relating to the collection of taxes has been complied with; and (e) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

          Section 6: Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (a) makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

          Section 7: Restrictions on Shares. The Board of Directors, on behalf of the Corporation, or the shareholders may impose restrictions on the transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares) to the maximum extent permitted by law. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction. A restriction on the transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 7 and its existence is noted conspicuously on the front or back of the certificate.

          Section 8: Control Share Acquisitions Statute. The Corporation elects not to be subject to or governed by the South Carolina Control Share Acquisitions Statute contained in Sections 35-2-101 to 35-2-111 of the South Carolina Code, or any amended or successor provisions thereof.

          Section 9: Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the president or any executive vice president shall from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any of such other corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper; or, in lieu of such appointment, the president or any executive vice president may attend in person any meetings of the holders of stock or other securities of any such other corporation and their vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.


                      ARTICLE 7:  GENERAL PROVISIONS

          Section 1: Distributions. The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by applicable law and the Articles.

          Section 2: Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors.

          Section 3: Execution of Documents. The Board of Directors or these Bylaws shall designate the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) to other officers, employees or agents of the Corporation. Unless so designated or expressly authorized by these Bylaws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or any amount.

          Section 4:  Fiscal Year.  The fiscal year of the
Corporation shall be the same as the calendar year.

          Section 5: Seal. The Corporation's seal shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it or otherwise.

          Section 6: Resignation. A director may resign by delivering written notice to the Board of Directors, the chairman or the Corporation. Such resignation of a director is effective when the notice is delivered unless the notice specifies a later effective date. An officer may resign at any time by delivering notice to the Corporation. Such resignation of an officer is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation of an officer is made effective at a later date and the Corporation accepts the future effective date, the pending vacancy may be filled before the effective date if it is provided that the successor does not take office until the effective date.

          Section 7:  Computation of Days.  In  computing any
period of days prescribed hereunder the day of the act after which the designated period of days begins to run is not to be included. The last day of the period so computed is to be included.

          Section 8:  Amendment of Bylaws.

          (a) These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by a two-thirds (2/3) vote of the directors then in office, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

          (b) These Bylaws may also be altered, amended or repealed or new Bylaws may be adopted at any meeting of the shareholders at which a quorum is present or represented by proxy, by the affirmative vote of the holders of sixty-six and two-thirds (66-2/3%) percent of each class of shares entitled to vote thereon, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

          (c) Upon adoption of any new bylaw by the shareholders, the shareholders may provide expressly that the Board of Directors may not adopt, amend or repeal that bylaw or any bylaw on that subject.

          Section 9: Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible: (a) the remainder of these Bylaws shall be considered valid and operative, and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

          Section 10: Headings. The headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of these Bylaws.